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EXHIBIT 32

                                 CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Anna E. Gluskin, Chief Executive Officer and President of Generex Biotechnology Corporation (the "Company"), and Rose C. Perri, Chief Operating Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company's Annual Report on Form 10-K for the period ended July 31, 2004, and to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.



DATE: November 10, 2004            By: /s/ Anna E. Gluskin
                                   -------------------------------------------
                                   Anna E. Gluskin, Chief Executive Officer
                                   (Principal Executive Officer)



DATE: November 10, 2004            By: /s/ Rose C. Perri
                                   -------------------------------------------
                                   Rose C. Perri, Chief Operating Officer
                                   (Principal Financial and Accounting Officer)